Exhibit 99

News Release

Contact:	Charles R. Guarino Treasurer (814) 765-9621 FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS THIRD QUARTER 2010 EARNINGS OF $3.1 MILLION, A 38% INCREASE OVER THIRD QUARTER 2009

Clearfield, Pennsylvania – October 21, 2010

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the third quarter and first nine months of 2010. Highlights include the following:

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Net income of $3.1 million for the quarter ended September 30, 2010, or $0.25 per share, a 38.1% increase in net income and a 3.8% decrease in diluted earnings per share over the quarter ended September 30, 2009.

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Net income of $8.4 million for the nine months ended September 30, 2010, or $0.83 per share, a 20.5% increase in net income and a 3.7% increase in diluted earnings per share over the nine months ended September 30, 2009.

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Returns on average assets and equity of 0.88% and 12.20%, respectively, for the nine months ended September 30, 2010. Returns on average assets and equity of 0.92% and 10.67%, respectively, for the three months ended September 30, 2010.

•	Total non-performing assets of $7.6 million, or 1.01% of loans + OREO as of September 30, 2010, down from $12.0 million, or 1.62% of loans + OREO as of June 30, 2010.

•	Net interest margin on a fully taxable equivalent basis of 3.70% for the nine months ended September 30, 2010 and 3.74% for the quarter ended September 30, 2010.

•	Total loans of $752.9 million at September 30, 2010, an increase of $60.4 million, or 8.7% compared to September 30, 2009, and an increase of $11.7 million, or 1.6%, compared to June 30, 2010.

•	Deposits of $1,114.7 million at September 30, 2010, an increase of $226.0 million, or 25.4%, compared to September 30, 2009.

Joseph B. Bower, Jr., President and CEO, commented, “Our focus has been on two basic banking objectives, asset quality and core deposit growth, both of which have been trending positive for the year. As a result, earnings have responded well to the growth in the balance sheet.”

Net Interest Income and Margin

During the nine months ended September 30, 2010, net interest income increased $3.3 million, or 11.9%, compared to the comparable period in 2009. Net interest margin on a fully tax equivalent basis was 3.70% for the nine months ended September 30, 2010, compared to 4.03% for the comparable period in 2009. Although earning assets continue to grow, these increases have been offset by decreases in the yield on earning assets as a result of the current interest rate environment, and the composition of earning assets has shifted to a greater percentage of investment securities as deposit growth is outpacing loan growth. Due to significant growth in core deposits, interest-bearing liabilities have grown significantly during the last twelve months. Although interest-bearing deposits as of September 30, 2010 grew $195.7 million, or 25.1%, as compared to September 30, 2009, interest expense for the nine months ended September 30, 2010 increased only $144 thousand, or 1.0%, over the comparable period in 2009. CNB’s focus on deposit mix and active management of deposit rates resulted in moderation of interest expense. Net interest margin increased from 3.57% in the first quarter of 2010 to 3.77% in the second quarter of 2010 and subsequently decreased slightly to 3.74% in the third quarter of 2010 as CNB continued to attract and deploy low cost core deposits into both loans within our markets and securities.

Asset Quality

During the three and nine month periods ended September 30, 2010, CNB decreased its provision for loan losses as compared to the three and nine month periods ended September 30, 2009. For the three month periods ended September 30, 2010 and 2009, the provision for loan losses was $853 thousand and $1.1 million, respectively. For the nine month periods ended September 30, 2010 and 2009, the provision for loan losses was $2.6 million and $3.0 million, respectively. The decrease was a result of reductions in net charge-offs, primarily in the consumer discount portfolio, and fewer nonperforming assets. One commercial loan, a shared national credit in which CNB participates, with a carrying value of $3.8 million at June 30, 2010 and $4.3 million at December 31, 2009 was placed on nonaccrual status during the third quarter of 2009 and was reinstated to accrual status during the third quarter of 2010 with no loss incurred.

Non-Interest Income

Net securities gains realized during the nine months ended September 30, 2010 were $691 thousand, compared to net realized securities gains of $608 thousand for the comparable period in 2009. During the nine months ended September 30, 2010 and 2009, an other-than-temporary impairment charge of $1.9 million and $1.2 million, respectively, was recorded in earnings on structured pooled trust preferred securities. CNB’s remaining exposure in structured pooled trust preferred securities is $2.7 million at September 30, 2010.

Excluding the effects of these securities transactions, non-interest income was $7.2 million for the nine months ended September 30, 2010, compared to $7.4 million for the nine months ended September 30, 2009. Mortgage banking income decreased $410 thousand from the nine months ended September 30, 2009 compared to the nine months ended September 30, 2010, primarily as a result of CNB’s decision not to sell loans in the secondary market during the second quarter of 2010.

Non-Interest Expense

Non-interest expense increased $951 thousand, or 4.2%, during the nine months ended September 30, 2010 compared to the comparable period in 2009. Salaries and benefits expenses increased $921 thousand, or 8.6%, during the nine months ended September 30, 2010 compared to the comparable period in 2009, primarily as a result of an increase in full-time equivalent employees from 277 at September 30, 2009 to 289 at September 30, 2010.

Insurance premiums due to the Federal Deposit Insurance Corporation (“FDIC”) decreased by $208 thousand, or 14.8%, for the nine months ended September 30, 2010 compared to the comparable period in 2009 due to the special assessment in the amount of $475 thousand that was incurred during the quarter ended June 30, 2009. Excluding this special assessment, FDIC insurance premiums increased $267 thousand during the nine months ended September 30, 2010 as compared to the nine months ended September 30, 2009, as a result of increases in the deposits on which the premium assessment is based as well as higher assessment rates in 2010.

Non-interest expenses increased from $7.4 million during the quarter ended June 30, 2010 to $8.1 million during the quarter ended September 30, 2010 as a result of increases in deferred compensation expense and health care claims expense during the third quarter of 2010.

Non-GAAP Financial Measures

The non-GAAP measures in this press release are not measures that are defined in generally accepted accounting principles (“GAAP”). Tangible book value per share, tangible common equity and tangible assets are non-GAAP financial measures calculated using GAAP amounts. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $1.4 billion that conducts business primarily through CNB Bank, the CNB’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services for individual, business, governmental, and institutional customers. CNB Bank operations include a loan production office, a private banking division, and 26 full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.bankcnb.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as

“may,” “will,” “should,” “would” and “could.” Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements include, but are not limited to: changes in general business, industry or economic conditions or competition; changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principals or otherwise; adverse changes or conditions in capital and financial markets; changes in interest rates; higher than expected costs or other difficulties related to integration of combined or merged businesses; the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions; changes in the quality or composition of CNB’s loan and investment portfolios; adequacy of loan loss reserves; increased competition; loss of certain key officers; continued relationships with major customers; deposit attrition; rapidly changing technology; unanticipated regulatory or judicial proceedings and liabilities and other costs; changes in the cost of funds, demand for loan products or demand for financial services; and other economic, competitive, governmental or technological factors affecting CNB’s operations, markets, products, services and prices. Some of these and other factors are discussed in CNB’s annual and quarterly reports previously filed with the SEC. Such developments could have an adverse impact on CNB’s financial position and CNB’s results of operations.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation as of and for the three and nine month periods ended September 30, 2010 and 2009.

	(unaudited) Three Months Ended September 30,			(unaudited) Nine Months Ended September 30,
	2010	2009	%	2010	2009	%
	(Dollars in thousands)
Income Statement
Interest income	$15,797	$14,026	12.6%	$45,293	$41,814	8.3%
Interest expense	4,534	4,542	-0.2%	13,904	13,760	1.0%

Net interest income	11,263	9,484	18.8%	31,389	28,054	11.9%
Provision for loan losses	853	1,094	-22.0%	2,599	2,964	-12.3%

Net interest income after provision for loan losses	10,410	8,390	24.1%	28,790	25,090	14.7%

Non-interest income
Wealth and asset management fees	431	339	27.1%	1,255	1,118	12.3%
Service charges on deposit accounts	1,120	1,153	-2.9%	3,117	3,167	-1.6%
Other service charges and fees	374	325	15.1%	1,048	1,046	0.2%
Net realized and unrealized gains (losses) on securities for which fair value was elected	15	191	-92.1%	(42)	133	-131.6%
Mortgage banking	116	278	-58.3%	365	775	-52.9%
Bank owned life insurance	200	180	11.1%	602	540	11.5%
Other	288	238	21.0%	841	643	30.8%

Total other-than-temporary impairment losses on available for sale securities	(821)	(971)	-15.4%	(1,923)	(1,211)	58.8%
Less portion of loss recognized in other comprehensive income	—	—	NA	—	—	NA

Net impairment losses recognized in earnings	(821)	(971)	-15.4%	(1,923)	(1,211)	58.8%
Net realized gains on available-for-sale securities	118	333	-64.6%	691	608	13.7%

Net impairment losses recognized in earnings and realized gains on available-for-sale securities	(703)	(638)	10.2%	(1,232)	(603)	104.3%

Total non-interest income	1,841	2,066	-10.9%	5,954	6,819	-12.7%

Non-interest expense
Salaries and benefits	3,998	3,705	7.9%	11,689	10,768	8.6%
Net occupancy expense of premises	1,053	1,019	3.3%	3,204	3,092	3.6%

FDIC insurance premiums	427	327	30.6%	1,202	1,410	-14.8%
Intangible amortization	25	25	0.0%	75	75	0.0%
Other	2,610	2,408	8.4%	7,434	7,308	1.7%

Total non-interest expense	8,113	7,484	8.4%	23,604	22,653	4.2%

Income before income taxes	4,138	2,972	39.2%	11,140	9,256	20.4%
Income tax expense	1,032	723	42.7%	2,750	2,293	19.9%

Net income	$3,106	$2,249	38.1%	$8,390	$6,963	20.5%

Average diluted shares outstanding	12,185,859	8,694,224		10,072,091	8,645,241

Diluted earnings per share	$0.25	$0.26	-3.8%	$0.83	$0.80	3.7%
Cash dividends per share	$0.165	$0.165	0.0%	$0.495	$0.495	0.0%

Payout ratio	66%	63%		60%	62%

Average Balances
Loans, net of unearned income	$749,100	$677,059		$730,379	$679,840
Total earning assets	1,254,161	985,777		1,176,815	954,078
Total deposits	1,105,907	877,741		1,058,536	845,827
Shareholders’ equity	116,467	67,698		91,696	65,132

Performance Ratios (Annualized)
Return on average assets	0.92%	0.83%		0.88%	0.89%
Return on average equity	10.67%	13.29%		12.20%	14.29%
Net interest margin (FTE)	3.74%	3.99%		3.70%	4.03%

Loan Charge-Offs
Net loan charge-offs	$438	$860		$1,564	$2,218
Net loan charge-offs / average loans	0.23%	0.51%		0.29%	0.44%

	(unaudited) September 30,	(unaudited) June 30,	December 31,	(unaudited) September 30,	% change versus
	2010	2010	2009	2009	6/30/10	9/30/09
	(Dollars in thousands)

Ending Balance Sheet
Loans, net of unearned income	$752,945	$741,210	$715,142	$692,528	1.6%	8.7%
Loans held for sale	3,951	—	1,218	3,818	NA	3.5%
Investment securities	502,768	464,031	346,370	301,027	8.3%	67.0%
FHLB and other equity interests	6,726	6,783	6,907	7,049	-0.8%	-4.6%
Other earning assets	7,333	6,019	8,787	8,726	21.8%	-16.0%

Total earning assets	1,273,723	1,218,043	1,078,424	1,013,148	4.6%	25.7%

Allowance for loan losses	(10,830)	(10,415)	(9,795)	(9,465)	4.0%	14.4%
Goodwill	10,821	10,821	10,821	10,821	0.0%	0.0%
Other intangible assets	10	35	85	111	-71.4%	-91.0%
Other assets	89,446	106,496	82,056	75,685	-16.0%	18.2%

Total assets	$1,363,170	$1,324,980	$1,161,591	$1,090,300	2.9%	25.0%

Non interest-bearing deposits	$140,508	$137,317	$116,310	$110,208	2.3%	27.5%
Interest-bearing deposits	974,146	957,644	840,548	778,406	1.7%	25.1%

Total deposits	1,114,654	1,094,961	956,858	888,614	1.8%	25.4%

Borrowings	96,225	85,229	101,383	101,142	12.9%	-4.9%
Subordinated debt	20,620	20,620	20,620	20,620	0.0%	0.0%
Other liabilities	13,894	14,071	13,321	11,347	-1.3%	22.4%

Shareholders’ equity	117,777	110,099	69,409	68,577	7.0%	71.7%

Total liabilities and shareholders’ equity	$1,363,170	$1,324,980	$1,161,591	$1,090,300	2.9%	25.0%

Ending shares outstanding	12,217,445	12,188,783	8,761,273	8,727,058

Book value per share	$9.64	$9.03	$7.92	$7.86
Tangible book value per share (*)	$8.75	$8.14	$6.68	$6.61

Capital Ratios
Tangible common equity / tangible assets (*)	7.91%	7.55%	5.08%	5.34%
Leverage ratio	9.02%	9.65%	7.87%	8.00%
Tier 1 risk based ratio	14.66%	14.67%	10.70%	10.57%
Total risk based ratio	15.91%	15.92%	11.95%	11.77%

Asset Quality
Non-accrual loans	$6,661	$9,984	$12,757	$13,557
Loans 90+ days past due and accruing	532	1,615	584	615

Total non-performing loans	7,193	11,599	13,341	14,172
Other real estate owned	394	405	252	228

Total non-performing assets	$7,587	$12,004	$13,593	$14,400

Non-performing assets / Loans + OREO	1.01%	1.62%	1.90%	2.08%
Allowance for loan losses / Loans	1.44%	1.41%	1.37%	1.37%

*- Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

Shareholders’ equity	$117,777	$110,099	$69,409	$68,577
Less goodwill	10,821	10,821	10,821	10,821
Less other intangible assets	10	35	85	111

Tangible common equity	$106,946	$99,243	$58,503	$57,645

Total assets	$1,363,170	$1,324,980	$1,161,591	$1,090,300
Less goodwill	10,821	10,821	10,821	10,821
Less other intangible assets	10	35	85	111

Tangible assets	$1,352,339	$1,314,124	$1,150,685	$1,079,368

Ending shares outstanding	12,217,445	12,188,783	8,761,273	8,727,058

Tangible book value per share	$8.75	$8.14	$6.68	$6.61
Tangible common equity/Tangible assets	7.91%	7.55%	5.08%	5.34%